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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT

Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23805, 33-61273, 333-33259, 333-42823, 333-33169, 333-70007, 333-65137,
333-67431 and 333-85207 of Charter One Financial, Inc. on Forms S-8 of our report dated January 23, 2001 (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of St. Paul Bancorp, Inc., which was merged with Charter One Financial, Inc.) appearing in this Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 2000.

/s/Deloitte & Touche LLP

Cleveland, Ohio
March 12, 2001